Exhibit 23(b)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our reports dated February 1, 1999, included in UtiliCorp United Inc.'s Form 10-K for the year ended December 31, 1998, and to all references to our firm included in this registration statement.


/s/ Arthur Andersen LLP

Kansas City, Missouri,
     September 10, 1999